Exhibit 99.1

Big Spring Gathering System
Financial Statements
December 31, 2019

Big Spring Gathering System
Table of Contents
December 31, 2019

Report of Independent Auditors

To the Board of Directors of
Delek US Holdings, Inc.

We have audited the accompanying financial statements of Big Spring Gathering System, which comprise the balance sheet as of December 31, 2019, and the related statements of operations, equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Big Spring Gathering System at December 31, 2019, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Nashville, TN
June 10, 2020

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Big Spring Gathering System
Balance Sheet
As of December 31, 2019
(in thousands)

December 31, 2019
Assets
Current Assets:
Cash and cash equivalents	$1,652
Accounts receivable from related party	22,882
Other current assets	14
Total current assets	24,548
Property, plant and equipment:
Property, plant and equipment	206,498
Less: accumulated depreciation	(10,349)
Property, plant and equipment, net	196,149
Rights-of-way	21,213
Total assets	$241,910
Liabilities and Equity
Current Liabilities:
Accounts payable	$18,729
Accrued expenses and other current liabilities	269
Total current liabilities	18,998
Deferred tax liabilities	30,782
Total liabilities	49,780
Equity:
Contributed capital	214,258
Accumulated deficit	(22,128)
Total equity	192,130
Total liabilities and equity	$241,910

See accompanying notes to these financial statements.

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Big Spring Gathering System
Statement of Operations
Year Ended December 31, 2019
(in thousands)

Year Ended
December 31, 2019

Revenue from affiliate	$9,852
Expenses:
Operating expenses	5,839
Depreciation	8,970
General and administrative expenses	6,835
Total operating costs and expenses	21,644
Operating loss	(11,792)
Interest expense, net	5,305
Other income, net	(54)
Total non-operating expenses, net	5,251
Loss before income tax benefit	(17,043)
Income tax benefit	(3,516)
Net loss	$(13,527)
Comprehensive loss	$(13,527)

See accompanying notes to these financial statements.

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Big Spring Gathering System
Statement of Equity
Year Ended December 31, 2019
(in thousands)

Balance at December 31, 2018	$749
Net loss	(13,527)
Capital contributions	204,908
Balance at December 31, 2019	$192,130

See accompanying notes to these financial statements.

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Big Spring Gathering System
Statement of Cash Flows
Year Ended December 31, 2019
(in thousands)

Year Ended
December 31, 2019
Cash flows from operating activities:
Net loss	$(13,527)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	8,970
Deferred income taxes	21,168
Other non-cash adjustments	(3)
Changes in assets and liabilities:
Other current assets	(14)
Accounts payable	(5,145)
Accounts receivable/payable to related party	(17,059)
Accrued expenses and other current liabilities	5,663
Net cash provided by operating activities	53
Cash flows from investing activities:
Purchases of property, plant and equipment	(119,253)
Purchases of rights-of-way	(13,226)
Net cash used in investing activities	(132,479)
Cash flows from financing activities:
Intercompany loan drawdown	133,048
Net cash provided by financing activities	133,048
Net increase in cash and cash equivalents	622
Cash and cash equivalents at the beginning of the period	1,030
Cash and cash equivalents at the end of the period	$1,652
Supplemental disclosures of cash flow information:
Non-cash investing activities:
Increase in accrued capital expenditures	$13,925
Non-cash financing activities:
Intercompany loan forgiveness classified as capital contribution	$204,908

See accompanying notes to these financial statements.

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Big Spring Gathering System
Notes to Financial Statements
December 31, 2019

1.	Formation and Description of Business
The Big Spring Gathering System (the "System") is a crude oil gathering system with approximately 350,000 barrels per day throughput capacity located in Howard, Borden and Martin Counties, Texas connecting the Delek US Holdings, Inc ("Delek Holdings") terminal located near Big Spring, Texas to a third party pipeline system.
The System has historically operated as a component of Delek Holdings and not as a standalone company. Effective March 31, 2020, the principal assets of the System were acquired from Delek Holdings by Delek Logistics Partners, LP ("Delek Logistics") through its wholly owned subsidiary DKL Permian Gathering, LLC ("the Acquisition"). The Acquisition was considered a transaction between entities under common control.
The financial statements have been derived from the Delek Holdings' historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the System, including $13.4 million of property, plant and equipment currently under construction associated with the Midland Connector System that were not acquired in the Acquisition, are included in the financial statements. The statement of operations also includes expense allocations for certain functions historically performed by Delek Logistics on behalf of Delek Holdings and allocated to the System. These functions primarily relate to finance and accounting, legal, information technology, human resources, communications, commercial/marketing services, engineering, environmental, regulatory compliance, health and safety. Costs related to such functions are included in either operating or general and administrative expenses, and have been allocated through the management fee charge. Management believes these allocations are a reasonable representation of the cost incurred for the services provided; however, these allocations may not be indicative of the actual expenses that would have been incurred had the System been operating as a standalone company for the year presented.

2.	Summary of Significant Accounting Policies and Practices
We have prepared our accompanying financial statements in accordance with the accounting principles contained in the Financial Accounting Standards Board's (“FASB”) Accounting Standards Codification (“ASC”), the single source of United States Generally Accepted Accounting Principles (“GAAP”).
New Accounting Pronouncements Adopted During 2019
ASU 2016-02, Leases
In February 2016, the FASB issued guidance that requires the recognition of a lease liability and a right-of-use asset, initially measured at the present value of the lease payments, in the statement of financial condition for all leases with terms longer than one year. The guidance was subsequently amended to consider the impact of practical expedients and provide additional clarifications. The guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We adopted the new lease standard on January 1, 2019. The adoption of the lease accounting guidance had no impact on our business, financial condition and results of operations.
New Accounting Pronouncements Not Yet Adopted
ASU 2019-12, Simplifying the Accounting for Income Taxes
In December 2019, the FASB issued guidance intended to simplify various aspects related to accounting for income taxes, eliminate certain exceptions within ASC 740 and clarify certain aspects of the current guidance to promote consistency among reporting entities. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. We expect to adopt this guidance on the effective date and are currently evaluating the impact that adopting this new guidance will have on our business, financial condition and results of operations.
ASU 2018-13, Fair Value Measurement - Changes to the Disclosure Requirements for Fair Value Measurement
In August 2018, the FASB issued guidance related to disclosure requirements for fair value measurements. The pronouncement eliminates, modifies and adds disclosure requirements for fair value measurements. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. We expect to adopt this guidance on the effective date and do not expect adopting this new guidance will have a material impact on our business, financial condition or results of operations.
ASU 2016-13, Financial Instruments - Measurement of Credit Losses on Financial Instruments
In June 2016, the FASB issued guidance requiring the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Organizations will now use forward-looking

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information to better inform their credit loss estimates. The new guidance will be effective beginning with the first quarter of 2020 and is not expected to have a material impact on our business, financial condition or results of operations.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date. The most significant estimates involve (i) the useful lives of property and equipment; (ii) valuation and recoverability of long-lived assets including property and equipment and rights-of-way and (iii) calculation of the deferred tax balances. The carrying amounts of our accounts receivable, accounts payable and accrued liabilities approximate their fair value due to their short-term nature. Although we believe these estimates are reasonable, actual results can differ from these estimates.
Revenue Recognition
Revenue is measured based on consideration specified in a contract with a customer. We generate revenue by charging fees for gathering, transporting and offloading crude oil. We recognize revenue when we satisfy a performance obligation by providing services to a customer. In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, followed by a series of related accounting standard updates (collectively referred to as “Topic 606”) with the underlying principle that an entity will recognize revenue to reflect amounts expected to be received in exchange for the provision of goods and services to customers upon the transfer of control of those goods or services.
Service revenues are recognized in accordance with Topic 606 as crude oil is gathered, shipped through and delivered by our pipelines to the customer's terminals and storage facilities, as applicable. We do not recognize product revenues for these services, as the product does not represent a promised good in the context of Topic 606. All service revenues are based on regulated tariff rates or contractual rates. All our revenue is from transactions with Delek Holdings, a related party, and do not contain significant financing components.
Cash and Cash Equivalents
We maintain cash and cash equivalents in accounts with large, U.S. financial institutions. Any highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.
Accounts Receivable
Accounts receivable primarily consists of trade receivables generated in the ordinary course of business. All of our accounts receivables are due from Delek Holdings, a related party. We perform on-going credit evaluations of our customers and generally do not require collateral on accounts receivable. All accounts receivable amounts are considered to be fully collectible. Accordingly, no allowance for doubtful accounts has been established as of December 31, 2019.
Property, Plant and Equipment
Assets acquired in conjunction with business acquisitions are recorded at estimated fair market value in accordance with the purchase method of accounting as prescribed in ASC 805, Business Combinations ("ASC 805"). Other acquisitions of property and equipment are carried at cost. Acquisitions of net assets that do not constitute a business are accounted for by allocating the cost of the acquisition to individual assets acquired and liabilities assumed on a relative fair value basis and shall not give rise to goodwill as prescribed in ASC 805.
Betterments, renewals and extraordinary repairs that extend the life of an asset are capitalized. Maintenance and repairs are charged to expense as incurred.
Land and land improvements are not depreciated and any Construction in progress is not subject to depreciation until the asset is put into use. All other property is depreciated using the straight-line method over management’s estimated useful lives of the related assets. The estimated useful lives are as follows:

	Years	December 31, 2019
Construction in progress	N/A	$142,106
Land and land improvements	N/A	11,484
Pipelines, tanks and terminals	15-40	52,359
Buildings and building improvements	15-40	365
Other equipment	3-15	184
		206,498
Accumulated depreciation		(10,349)
Property, plant and equipment, net		$196,149

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Rights-of-way
Intangible assets consist of indefinite-lived rights-of-way and we evaluate the realizability of the indefinite-lived intangible assets as events occur that might indicate potential impairment.
Income Taxes
Income taxes are accounted for under the provisions of ASC 740, Income Taxes ("ASC 740"). This statement generally requires the System to record deferred income taxes for the differences between the book and tax bases of its assets and liabilities, which are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred income tax expense or benefit represents the net change during the year in our deferred income tax assets and liabilities, exclusive of the amounts held in other comprehensive income.
ASC 740 also prescribes a comprehensive model for how companies should recognize, measure, present and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return and prescribes the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements.
The System does not file a separate United States federal income tax return. Our results of operations are included in the consolidated return of Delek Holdings. However, the provisions of ASC 740 have been followed as if we were a stand-alone entity, with the exception of net operating losses utilized by the consolidated group under the benefits for loss allocation method.
Property, Plant and Equipment and Intangibles Impairment
Property, plant and equipment and rights-of-way are evaluated for impairment whenever indicators of impairment exist. In accordance with ASC 360, Property, Plant and Equipment and ASC 350, Intangibles - Goodwill and Other, we evaluate the realizability of these long-lived assets as events occur that might indicate potential impairment. In doing so, we assess whether the carrying amount of the asset is unrecoverable by estimating the sum of the future cash flows expected to result from the use of the asset, undiscounted and without interest charges. If the carrying amount is more than the recoverable amount, an impairment charge must be recognized based on the fair value of the asset. No events indicating potential impairment of these long-lived assets occurred in 2019.

3.	Concentration of Customers and Credit Risk
Delek Holdings, directly or indirectly, accounted for all of our revenues for the year ended December 31, 2019.
Financial assets that potentially subject us to concentrations of credit risk consist principally of accounts receivable and amounts due from related parties related to gathering and transportation services in the Permian Basin. This concentration has the potential to impact our overall exposure to credit risk in that the customers may be similarly affected by changes in economic, industry or other conditions. We perform periodic credit evaluations of customers’ financial condition and generally do not require collateral for accounts receivable and amounts due from related parties.

4.	Commitments and Contingencies
In the ordinary conduct of our business, we are from time to time subject to lawsuits, investigations and claims, including environmental claims and employee-related matters. Although we cannot predict with certainty the ultimate resolution of lawsuits, investigations and claims asserted against us, including civil penalties or other enforcement actions, we do not believe that any currently pending legal proceeding or proceedings to which we are a party will have a material adverse effect on our financial statements.
Commitments
Delek Logistics manages the System's long-term capital project on behalf of Delek Holdings pursuant to a construction management and operating agreement (the "DPG Management Agreement") for the construction of a 250-mile gathering system in the Permian Basin (the "Delek Permian Gathering Project"). Delek Logistics is also considered the operator for the project and will oversee functions such as oversight of project design, procurement and construction of project segments and provide other related services which are for the benefit of the System. Total fees paid to Delek Logistics by Delek Holdings on behalf of the System for the year ended December 31, 2019 was $6.1 million and the fees are recorded in General and administrative expenses in the System's financial statements.
Contingencies
We are subject to extensive federal, state and local environmental and safety laws and regulations enforced by various agencies, including the Environmental Protection Agency, the United States Department of Transportation, the Occupational Safety and Health Administration, as well as numerous state, regional and local environmental, safety and pipeline agencies. These laws and regulations govern the discharge of materials into the environment, waste management practices and pollution prevention measures, as well as the safe operation of our pipelines and the safety of our workers and the public. Numerous permits or other authorizations are required under these laws and regulations for the operation of our business, and may be subject to revocation, modification and renewal.
These laws and permits raise potential exposure to future claims and lawsuits involving environmental and safety matters, which could include soil and water contamination, air pollution, personal injury and property damage allegedly caused by substances which we handled, used, released or disposed of, transported. We believe that our current operations are in substantial compliance with existing environmental and

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safety requirements. While it is often difficult to quantify future environmental or safety related expenditures, we anticipate that continuing capital investments and changes in operating procedures will be required to comply with existing and new requirements, as well as evolving interpretations and more strict enforcement of existing laws and regulations.
Releases of hazardous substances into the environment could, to the extent the event is not insured, subject us to substantial expenses, including costs to respond to, contain and remediate a release, to comply with applicable laws and regulations and to resolve claims by third parties for personal injury, property damage or natural resources damages.
We are not currently a party to any legal or regulatory proceedings, the resolution of which could have a material adverse effect on our business, financial condition or results of operations.

5.	Related Party Transactions
Revenues from affiliates consist primarily of revenues from gathering, transportation and offloading services provided primarily to Delek Holdings based on regulated tariff rates or contractually based fees.  We are required to reimburse Delek Holdings for capital expenditures, direct or allocated costs and expenses incurred by Delek Holdings on behalf of us and for charges Delek Holdings incurred for the management and operation of our assets, including a management fee for various centralized corporate services, which are included in general and administrative expenses. As discussed in Note 6, Delek Holdings files consolidated federal and state income tax returns and pays income taxes on behalf of the System. Subsequent to November 2019, we began using working capital funding provided by Delek Holdings to settle our accounts payables.
Prior to November 2019, our capital expenditures were funded through capital contributions and intercompany loans from Delek Holdings. On  November 2, 2018, the System was allocated a $275 million intercompany note payable to Delek US Energy, Inc, a subsidiary of Delek Holdings, with a 5% interest rate and was due and payable on November 2, 2025. The intercompany loan agreement was terminated in November 2019 and the outstanding balance of $204.9 million, including interest of $5.9 million and principal of $199.0 million, was forgiven by Delek Holdings and is accounted for as a capital contribution.
Our policy is to net all amounts due to/from Delek Holdings, not formalized in an agreement outlining payment terms and associated interest, in accounts payables/receivable from related party on the balance sheet.  Such related party balances are settled semi-annually and are considered part of our recurring operating activities.
6. Income Taxes
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.
As of December 31, 2019, the total non-current deferred tax liability was $30.8 million. Significant components of the non-current deferred tax liabilities as of December 31, 2019 are property, plant and equipment and rights-of-way.
The difference between the actual income tax expense and the tax expense computed by applying the statutory federal income tax rate to income before income taxes is attributable to the following (in thousands):

Year Ended December 31, 2019
Benefit for federal income taxes at statutory rate	$(3,590)
State income tax expense, net of federal tax benefit	$74
Income tax benefit	$(3,516)

Income tax benefit is as follows (in thousands):

December 31, 2019
Current	$(24,684)
Deferred	$21,168
Total	$(3,516)
Delek Holdings files consolidated federal and state income tax returns and current income tax payments for the System are paid by Delek Holdings. Therefore, any current income tax receivables are included in accounts receivable from related parties. As of December 31, 2019, income taxes receivable of $36.6 million was included in accounts receivable from related party in the accompanying balance sheet. Taxes that are determined on a consolidated basis apply the “benefits for loss” allocation method; thus, tax attributes are realized when used in the combined tax return to the extent that they have been subject to a valuation allowance. On a separate company basis, the System's income tax expense would not be meaningful as DKL Permian Gathering, LLC and Delek Logistics are both non-taxed, flowthrough entities.

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There were no uncertain tax positions recorded as of December 31, 2019, and there were no interest or penalties recognized related to uncertain tax positions for the year ended December 31, 2019. We have examined uncertain tax positions for any material changes in the next 12 months and none are expected.
7. Subsequent Events
Effective March 31, 2020, Delek Logistics, through its wholly-owned subsidiary DKL Permian Gathering, LLC, acquired the principal assets of the System from Delek Holdings, which excludes the Midland Connector System's assets which are under construction. We did not identify any other subsequent events or transactions after the balance sheet date through June 10, 2020, the date the financial statements were available to be issued.

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